Exhibit 21.1

LIST OF SUBSIDIARIES

Prescott, LLC, Nevada

Red Earth LLC, Nevada

Icon Management LLC, Nevada

Unique Sales Management LLC, Nevada

Condo Highrise Management LLC, Nevada

Production Campus Studios LLC, Nevada

HDGLV, LLC, Nevada